Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES FIRST QUARTER 2024 RESULTS

●	Net income of $30 million and diluted earnings per share of $3.74; annualized return on equity of 29%

●	Adjusted pre-tax income of $14 million, driven by servicing segment; achieved 13.8% annualized adjusted pre-tax return on equity

●	Repurchased $47 million in PHH senior secured notes below par

●	$23 billion in total servicing additions ($19 billion in subservicing additions)

●	Moody’s Ratings upgraded corporate family rating to B3 in April 2024

West Palm Beach, FL – (May 2, 2024) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its first quarter 2024 results and provided a business update.

The Company reported GAAP net income of $30 million for the first quarter with an adjusted pre-tax income of $14 million (see “Note Regarding Non-GAAP Financial Measures” below).

Glen A. Messina, Chair, President and CEO of Ocwen, said, “We reported strong results in the first quarter with growth in net income and adjusted pre-tax income quarter over quarter, driven by the strength of our balanced business and operational performance in both our servicing and originations segments. Our strategy of capital-light growth has enabled us to steadily grow our subservicing portfolio through new client acquisitions and capital partner relationships. Our actions to increase shareholder value resulted in improved return on equity and book value per share both on a sequential quarter and year over year basis. Additionally, we made significant progress on our deleveraging objective by reducing corporate debt by $47 million.”

Messina continued, “We are excited about our previously announced plans to rebrand Ocwen to OnityTM Group, reflecting the evolution of our Company and the confidence we have in our business, capabilities and team. We are pleased with how we have started the year, and we believe we have a strong foundation with demonstrated capabilities to accelerate growth through interest rate cycles.”

Additional First Quarter 2024 Operating and Business Highlights

●	Announced plans to rebrand Ocwen Financial Corporation to Onity Group Inc. and begin trading on the NYSE under the stock symbol “ONIT” in June, subject to shareholder approval

●	Total ending servicing UPB of $302 billion and ending subservicing UPB of $169 billion, up 5% and 8%, respectively, compared to December 31, 2023

●	Total liquidity of $219 million as of March 31, 2024

●	Reduced GAAP operating expenses by $9.7 million, or 8.5%, from Q1’23

●	Increased mix of higher margin products to 41% of owned MSR originations compared to 31% in Q1’23

●	Reduced legacy MSR servicing advances by 14% compared to March 31, 2023

●	Book value per share of $56 as of March 31, 2024

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Webcast and Conference Call

Ocwen will hold a conference call on Thursday, May 2, 2024, at 8:30 a.m. (ET) to review the Company’s first quarter 2024 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (800) 343-4849 or (203) 518-9848 approximately 10 minutes prior to the call; please reference the conference ID “Ocwen.” A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through May 16, 2024 by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11155712.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our growth opportunities and plans for rebranding. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of geopolitical events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the impact of recent failures and re-organization of banking institutions and continued uncertainty in the banking industry; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; shareholder approval of, and the reactions to, our rebranding initiative; the amount of senior debt or common stock or that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Ocwen’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), as well as those set forth in our debt and other agreements, including our ability to identify and implement a cost-effective response to Ginnie Mae’s risk-based capital requirements that take effect in late 2024; the extent to which MAV, other transactions and our enterprise sales initiatives will generate additional subservicing volume, and result in increased profitability; MAV’s continued ownership of its MSR portfolio after May 2024, and any impact on our subservicing income as a result of the sale of MAV’s MSRs; the future of our long-term relationship with Rithm Capital Corp. (Rithm); the timing and amount of presently anticipated forward and reverse loan boarding; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); scrutiny of our compliance with COVID-19-related rules and regulations, including requirements instituted by state governments, the GSEs, Ginnie Mae and regulators; the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss), a non-GAAP financial measure.

We believe this non-GAAP financial measure provides a useful supplement to discussions and analysis of our financial condition, because it is a measure that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, this measure should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss).

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Notables

In the table below, we adjust GAAP pre-tax income (loss) for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, expense recoveries, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

(Dollars in millions)		Q1’24	Q4’23	Q1’23
I	Reported Net Income (Loss)	30	(47)	(40)
A	Income Tax Benefit (Expense)	(2)	(2)	(2)
II	Reported Pre-Tax Income (Loss) [I – A]	32	(46)	(38)
	Forward MSR Valuation Adjustments due to rates and assumption changes, net(a)(b)(c)	18	(64)	(46)
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(d)	2	13	7
III	Total MSR Valuation Adjustments due to rates and assumption changes, net	20	(51)	(39)
	Significant legal and regulatory settlement expenses	(2)	(3)	(2)
	Expense recoveries	-	-	0
	Severance and retention (e)	(2)	(2)	(4)
	LTIP stock price changes (f)	3	(1)	2
	Office facilities consolidation	(0)	0	(0)
	Other expense notables (g)	(1)	1	0
B	Total Expense Notables	(2)	(5)	(4)
C	Other Income Statement Notables (h)	(0)	(1)	(1)
IV	Total Other Notables [B + C]	(2)	(5)	(5)
V	Total Notables (i) [III + IV]	18	(56)	(44)
VI	Adjusted Pre-tax Income (Loss) [II – V]	14	11	6

(a)	MSR Valuation Adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, RITM and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustment, net; the adjustment does not include valuation gains on MSR purchases of $1.9M for Q1’23

(b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

(c)	Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes to exclude actual-to-model variances of realization of cash flows, or runoff; the presentation of past periods has been conformed to the current presentation; if we had used the methodology employed prior to Q1’23, Forward MSR Valuation Adjustments due to rates and assumption changes, net would have been $(38)M for Q1’23, $(61)M for Q4’23 and $28M for Q1’24; Adjusted PTI (Loss) would have been $(3)M for Q1’23, $8M for Q4’23, and $4M for Q1’24; see Note Regarding Non-GAAP Financial Measures for more information

(d)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

(e)	Severance and retention due to organizational rightsizing or reorganization

(f)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

(g)	Includes costs associated with but not limited to rebranding and other strategic initiatives

(h)	Contains non-routine transactions including but not limited to gain on debt extinguishment and fair value assumption changes on other investments recorded in other income/expense

(i)	Certain previously presented notable categories with nil numbers for each period shown have been omitted

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Adjusted Pre-Tax Income (Loss) ROE Calculation

(Dollars in millions)		Q1’24	Q4’23	Q1’23
I	Reported Net Income (Loss)	30	(47)	(40)
II	Notables Items	18	(56)	(44)
III	Income Tax Benefit (Expense)	(2)	(2)	(2)
IV	Adjusted Pre-tax Income (Loss) [I – II – III]	14	11	6
V	Annualized Adjusted Pre-tax Income (Loss) [IV * 4]	56	43	23
	Equity
	A Beginning Period Equity	402	445	457
	C Ending Period Equity	432	402	416
	D Equity Impact of Notables	(18)	56	44
	B Adjusted Ending Period Equity [C + D]	414	458	460
VI	Average Adjusted Equity [(A + B) / 2]	408	452	459
VII	Adjusted Pre-tax Income (Loss) [V / VI]	13.8%	9.4%	5.0%

Condensed Consolidated Balance Sheets

	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
Assets ($ in millions)
Cash and cash equivalents	$185.1	$201.6	$216.6
Restricted cash	66.1	53.5	39.3
Mortgage servicing rights (MSRs), at fair value	2,374.7	2,272.2	2,580.6
Advances, net	602.7	678.8	656.9
Loans held for sale	1,028.9	677.3	849.4
Loans held for investment, at fair value	8,130.5	7,975.5	7,669.0
Receivables, net	152.1	154.8	200.2
Investment in equity method investee	37.6	37.8	36.8
Premises and equipment, net	11.8	13.1	18.9
Other assets	500.6	449.2	359.3
Total Assets	$13,090.1	$12,513.7	$12,627.0

	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
Liabilities & Stockholders’ Equity ($ in millions)
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	$7,945.0	$7,797.3	$7,470.6
Other financing liabilities, at fair value	906.8	900.0	1,152.5
Advance match funded liabilities	440.2	499.7	469.9
Mortgage loan financing facilities, net	1,108.9	710.6	948.3
MSR financing facilities, net	964.1	916.2	914.6
Senior notes, net	552.0	595.8	602.3
Other liabilities	741.0	692.3	652.5
Total Liabilities	$12,658.0	$12,111.9	$12,210.7
Total Stockholders’ Equity	$432.1	$401.8	$416.3
Total Liabilities and Stockholders’ Equity	$13,090.1	$12,513.7	$12,627.0

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Condensed Consolidated Statements of Operations

	For the Three Months Ended	For the Three Months Ended
($ in millions)	Mar 31, 2024	Mar 31, 2023
Revenue
Servicing and subservicing fees	$204.5	$232.2
Gain on reverse loans held for investment and HMBS-related borrowings, net	15.4	21.2
Gain on loans held for sale, net	10.9	2.8
Other revenue, net	8.3	5.6
Total Revenue	239.1	261.8
MSR Valuation Adjustments, net	(11.6)	(69.0)

Operating Expenses
Compensation and benefits	53.6	58.0
Servicing and origination	15.0	15.7
Technology and communications	12.7	13.4
Professional services	12.0	13.3
Occupancy, equipment and mailing	7.7	8.8
Other expenses	3.4	4.9
Total Operating Expenses	104.4	114.1

Other Income (Expense)
Interest income	17.5	14.1
Interest expense	(67.4)	(62.3)
Pledged MSR liability expense	(44.9)	(70.3)
Earnings of equity method investee	2.7	0.3
Gain on extinguishment of debt	1.4	-
Other, net	(0.6)	1.2
Total Other Income (Expense), net	(91.3)	(117.0)

Income (loss) before income taxes	31.8	(38.3)
Income tax expense	1.7	1.9
Net Income (loss)	$30.1	$(40.2)
Basic EPS	$3.91	$(5.34)
Diluted EPS	$3.74	$(5.34)

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@ocwen.com

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